SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.______)

Filed by the Registrant   [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

        [   ] Preliminary Proxy Statement
        [   ] Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)(2))
        [   ] Definitive Proxy Statement
        [ X ] Definitive Additional Materials
        [   ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
              240.14a-12

                                  Shoney's, Inc.
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                 (Name of Registrant as Specified in its Charter)


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                  (Name of Person(s) Filing Proxy Statement, if
                             other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [ X ] No fee required
        [   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.

              (1) Title of each class of securities to which transaction applies:
              (2) Aggregate number of securities to which transaction applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        [   ] Fee paid previously with preliminary materials
        [   ] Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:
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                      ADVERTISEMENT OF SHONEY'S, INC.

This announcement is not an offer to purchase Securities. The Offer and Solicitation are made solely by the Offer to Purchase and Consent Solicitation Statement dated July 18, 2000 and any amendments or supplements thereto (the "Statement"). The Offer and Solicitation are not being made to, nor will tenders be accepted from or on behalf of, holders of Securities in any jurisdiction in which the making of the Offer and Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where federal securities, blue sky or other laws require the Offer and Solicitation to be made by a licensed broker or dealer, the Offer and Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these transactions, passed upon the merits or fairness of these transactions or passed upon the adequacy or accuracy of the Statement. Any representation to the contrary is a criminal offense.


                            [LOGO OF SHONEY'S, INC.]


                                SHONEY'S, INC.

                       IS OFFERING TO PURCHASE FOR CASH
                            ALL OF ITS OUTSTANDING
           $51,563,000 OF 8-1/4% CONVERTIBLE SUBORDINATED DEBENTURES
                          DUE 2002 (CUSIP: 872623AA1)
                                     AND
                   $177,358,000 OF LIQUID YIELD OPTION NOTES
                          DUE 2004 (CUSIP: 825039AC4)

     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering (the "Offer") to purchase for cash any and all of the outstanding $51,563,000 principal amount of 8-1/4% Convertible Subordinated Debentures Due 2002 originally issued by TPI Enterprises, Inc. and subsequently assumed by the Company (the "Debentures") at a price of $691.59 per $1,000 principal amount of any Debenture purchased, and any and all of the outstanding $177,358,000 principal amount at maturity of Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated) issued by the Company (the "LYONs" and, together with the Debentures, the "Securities") at a price of $250.00 per $1,000 principal amount at maturity of any LYON purchased. In addition, the Company will pay any and all accrued and unpaid interest on the Debentures to but excluding the settlement date of the Offer.

     In connection with the Offer, the Company is soliciting consents ("Consents") of registered holders of the Securities ("Holders") to certain proposed amendments to the indentures pursuant to which the Securities were issued (the "Solicitation"). If the requisite Consents are received, the proposed amendments will be effective as to all Securities, including those that are not purchased in the Offer. Any Holder who tenders Securities in the Offer will be deemed to have given a corresponding Consent, and Securities may not be tendered without giving a Consent. The consideration to be paid by the Company for the Consents is reflected in the purchase prices described above.

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THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2000,
UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF SECURITIES MUST TENDER THEIR SECURITIES AND CONSENT TO
THE PROPOSED AMENDMENTS (AND NOT HAVE WITHDRAWN SUCH SECURITIES OR REVOKED SUCH CONSENT) ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE PAYMENT FOR THE SECURITIES.
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     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE COMPANY'S RECEIPT
OF FINANCING AND AT LEAST 90% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE DEBENTURES AND AT LEAST 90% OF THE AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THE LYONS BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE.

     PRIOR TO COMMENCING THE OFFER, THE COMPANY RECEIVED WRITTEN AGREEMENTS FROM HOLDERS OF 73% OF THE DEBENTURES AND 70% OF THE LYONS TO TENDER THEIR SECURITIES IN THE OFFER.

     Holders wishing to tender their Securities and deliver Consents may do so by 1) sending or delivering to The Bank of New York the certificates for their Securities, the completed and signed Letters of Transmittal and Consent, which are included with the Offer materials, and any other required documents, 2) for Securities held in "street" name, requesting their broker, dealer, commercial bank, trust company or other nominee to effect the transaction, or 3) tendering Securities and delivering consents through the Depository Trust Company pursuant to its Automated Tender Offer Program. No commissions are payable by holders to Banc of America Securities LLC (the Dealer Manager), D.F. King & Co., Inc. (the Information Agent), or The Bank of New York (the Depositary) in connection with the Offer.

     ANY BENEFICIAL OWNER WHOSE SECURITIES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SECURITIES IN THE OFFER SHOULD PROMPTLY INSTRUCT SUCH BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO TENDER THE SECURITIES ON SUCH BENEFICIAL OWNER'S BEHALF. THIS PROCESS MAY TAKE A CONSIDERABLE AMOUNT OF TIME.

     Securities not tendered in the Offer will remain outstanding. If the proposed amendments to the indentures are approved and implemented, substantially all restrictive covenants and certain other provisions of the indentures for the Securities will be deleted or amended with respect to any Securities that remain outstanding. In addition, the trading market for any Securities not tendered may become significantly more limited.

     Any questions or requests for assistance may be directed to the Dealer Manager at the telephone numbers set forth below. Requests for copies of the Offer materials should be directed to the Information Agent at the telephone numbers set forth below.

                THE EXCLUSIVE DEALER MANAGER FOR THE OFFER IS:

                        BANC OF AMERICA SECURITIES LLC
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                            (704) 388-4813 (collect)
                           (888) 292-0070 (toll free)
                   Attention: High Yield Special Products Group
                          Andrew Karp or Jason Powers

                    THE INFORMATION AGENT FOR THE OFFER IS:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                 Bank and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll-Free: (888) 242-8157

July 2000

                   LETTER TO HOLDERS, DATED JULY 25, 2000


                      [Letterhead of Shoney's, Inc.]


                                              July 25, 2000

To Holders of Shoney's, Inc.
8-1/4% Convertible Subordinated Debentures Due 2002 and
Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated)

     Shoney's, Inc. is offering to purchase all of our outstanding $51,563,000 principal amount of 8-1/4% Convertible Subordinated Debentures Due 2002, CUSIP No. 872623AA1 (Debentures) and $177,358,000 principal amount at maturity of Liquid Yield Option Notes Due 2004, CUSIP No. 825039AC4 (LYONS). The purpose of this letter is to call your attention to certain important information regarding our offer.

      * The purchase price for the Debentures is $691.59 per $1,000 principal amount, plus accrued and unpaid interest, in cash.

      * The purchase price for the LYONS is $250.00 per $1,000 principal amount at maturity in cash.

      * THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2000, UNLESS EXTENDED.

     As many of you know, our Company has experienced significant losses in recent years and has an accumulated deficit of over $150,000,000. As of July 12, 2000, our common stock was suspended from trading on the New York Stock Exchange because we failed to satisfy that exchange's continued listing standards for net worth and market value. The offer described above is part of our plan to reorganize our operating and financial structure. We intend to divide our Shoney's and Captain D's restaurant operations into separate companies and then finance the two new companies separately.

     Our Board of Directors determined that, before completing this planned reorganization, holders of our Debentures and LYONS should have the opportunity to sell their securities to the Company at a premium to market. So far, holders of 73% of the Debentures and 70% of the LYONS have agreed to sell their securities in our offer.

     You have only a short time left to decide to join these holders by tendering your securities. In making your decision, you should be aware of a number of significant risks that will affect your investment if you decide not to participate.

      1) As part of our planned reorganization, we expect to incur more than $250,000,000 of additional senior secured debt. Substantially all of our assets will be pledged to secure this new debt. Any remaining Debentures or LYONS will be subordinate to all of this new debt. There can be no assurance that we will be able to meet our obligations to pay principal or interest on any Debentures or LYONS that remain outstanding after expiration of our offer.

      2) There may be no active trading market for any remaining Debentures or LYONS after completion of the offer. As a result, you may have difficulty selling your securities after expiration of the offer.

      3) The indenture amendments that would be made as a result of our offer will eliminate substantially all covenants limiting the way we operate and finance our business. As a result, remaining holders will no longer benefit from those protections against potentially significant adverse consequences.

     If you want to participate in the offer, you must make the necessary arrangements promptly. IN PARTICULAR, IF YOUR SECURITIES ARE HELD THROUGH A BROKER, DEALER, BANK, TRUST COMPANY OR OTHER NOMINEE, YOU WILL NEED TO INSTRUCT THAT FIRM TO TENDER THE SECURITIES ON YOUR BEHALF. Since this procedure may take a considerable amount of time, you should give these instructions as soon as possible.

     THE OFFER IS SCHEDULED TO EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2000.

     The complete terms of the offer are contained in our Offer to Purchase and Consent Solicitation Statement dated July 18, 2000, which has been sent to you previously. We encourage you to read the document carefully. The offer is subject to certain conditions, including receipt of financing and at least 90% of the Debentures and at least 90% of the LYONS being tendered.

     If you need assistance making arrangements to tender your securities, please call the Information Agent for the offer, D.F. King & Co., at (888) 242-8157. If you have any questions about the offer, please call the Dealer Manager for the offer, Banc of America Securities, at (888) 292-0070.

     Our Company is grateful for the support that we have received so far for our reorganization plan, and we appreciate your consideration.

                                Sincerely,

                                /s/ Raymond D. Schoenbaum

                                Raymond D. Schoenbaum
                                Chairman of the Board